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                                                                    Exhibit 23.1


                              ACCOUNTANT'S CONSENT

The Board of Directors
Evans & Sutherland Computer Corporation


We consent to incorporation by reference in the Registration Statements
Nos. 33-39632, 2-76027, 333-53305, 333-58735 and 333-58733 on Forms S-8 and
Registration Statements Nos. 333-09657 and 333-67189 on Forms S-3 of Evans & Sutherland Computer Corporation of our report dated March 15, 2002 relating to the consolidated balance sheets of Evans & Sutherland Computer Corporation and subsidiaries as of December 31, 2001 and December 31, 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001 and related schedule, which report appears in the December 31, 2001 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.

                                                  KPMG LLP

Salt Lake City, Utah
March 29, 2002